Exhibit 99.1

AeroVironment to Acquire Arcturus UAV, Expanding Product Portfolio and Reach into Group 2 and 3 Unmanned Aircraft Systems Segments

•	Total transaction value of $405 million in cash and stock

•	Arcturus UAV’s complementary capabilities provide program diversification, increase key customer penetration and enhance shareholder value

•	Arcturus UAV is well positioned for ongoing United States Special Operations Command (USSOCOM) Mid-Endurance UAS (MEUAS) task orders, United States Army Future Tactical UAS (FTUAS) program delivery orders and international contracts

•	Expected to be immediately accretive to revenue growth, adjusted EBITDA margin and non-GAAP diluted EPS, excluding intangible assets, amortization expense and deal and integration costs, and accretive to GAAP diluted EPS by fiscal year 2022

•	AeroVironment to host conference call and audio webcast at 2:00 pm Pacific Time today

AeroVironment, Inc. to Acquire Arcturus UAV, Expand Reach into Group 2 and 3 UAS Segments

SIMI VALLEY, Calif. Jan 13, 2021 – AeroVironment, Inc. (NASDAQ: AVAV), a global leader in unmanned aircraft systems, and Arcturus UAV, Inc., a privately-held leading provider of Group 2 and 3 unmanned aircraft systems (UAS) and services, today announced that they have entered into a definitive agreement under which AeroVironment will acquire Arcturus UAV for a total purchase price of $405 million, including $355 million in cash and $50 million in AeroVironment stock. The transaction, which was unanimously approved by the AeroVironment and Arcturus UAV Boards of Directors, is expected to accelerate AeroVironment’s strategy to drive profitable growth and value by expanding into attractive adjacent segments and by broadening its capabilities and customer footprint.

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Founded in 2004 and based in Petaluma, California, Arcturus UAV has approximately 270 employees, designs and manufactures Group 2 and Group 3 UAS and provides related services, including contractor-owned, contractor-operated (COCO) services. Arcturus UAV is a leading supplier to the USSOCOM, supporting its $1.4 billion MEUAS III and IV programs, and one of four awardees selected for funded development and demonstrations supporting the U.S. Army’s FTUAS program, a potential billion dollar, next-generation UAS program. Arcturus UAV has a demonstrated track record of solid performance, with topline growth exceeding 20 percent for each of its last two fiscal years.

“We are excited about the opportunities for value creation through our acquisition of Arcturus UAV, which will enable us to accelerate our growth strategy and expand our reach into the more valuable Group 2 and 3 UAS segments,” said Wahid Nawabi, AeroVironment president and chief executive officer. “Group 2 and 3 UAS and services, collectively, potentially represent more than one billion dollars in annual contract value, according to an independent forecast. Combining our highly complementary products and technologies will enhance our portfolio, deliver top and bottom-line growth, and enable us to provide customers with a complete set of Group 1 through 3 UAS, tactical missile systems, high-altitude pseudo-satellites and unmanned ground vehicle solutions. Through this expanded portfolio, we will be well positioned to serve a broader range of customer missions across multiple domains and significantly enhance value for shareholders over the near and long-term.”

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“The Arcturus UAV team has produced strong growth in recent years and has secured strategically important wins in the MEUAS and FTUAS programs, positioning Arcturus as a leader for next-generation program requirements. Together, we will offer an unmatched portfolio of multi-domain unmanned capabilities, supported by our ongoing investments in artificial intelligence and autonomy, to help our customers address a broad set of defense and commercial missions. We look forward to welcoming Arcturus UAV’s talented team, strong customer relationships in growing UAS segments and robust pipeline of innovations to AeroVironment,” Mr. Nawabi added.

“AeroVironment’s depth of experience in UAS and tactical missile systems, international presence, and impressive team is a natural fit for Arcturus UAV, and will create substantial opportunities to build on our strong momentum,” said D’Milo Hallerberg, Arcturus UAV president and chief executive officer. “With the support of AeroVironment, we will have greater scale, expanded resources, cutting-edge technology and superior capabilities to meet the growing global demand for our products and solutions. We are confident that with AeroVironment, we can accelerate our growth as part of a larger, more diverse company and look forward to working closely with the team to complete this exciting transaction.”

Arcturus UAV’s products include the JUMP-20, a multi-mission, medium endurance vertical takeoff and landing (VTOL) system requiring no launch equipment or runway and the T-20, a multi-mission, medium endurance catapult-launched system. Arcturus UAV sells its products directly to end users and delivers COCO services. All Arcturus UAV systems have the ability to carry a broad range of payloads, including standard EO/IR gimbals as well as 3-D mapping, SAR, LIDAR, communications relay, COMINT and SIGINT payloads.

AeroVironment expects the acquisition to be immediately accretive to adjusted EBITDA, excluding deal and integration costs, and non-GAAP diluted earnings per share, excluding intangible assets, amortization expense and deal and integration costs, and accretive to GAAP diluted EPS in fiscal year 2022, while increasing pro forma net leverage to 0.5 times adjusted EBITDA.

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Upon completion of the transaction, key members of the Arcturus UAV executive management team will remain in leadership positions. The transaction is expected to close during fourth quarter of AeroVironment’s fiscal year 2021, subject to customary closing conditions and regulatory approvals. At close, Arcturus UAV will operate as a wholly-owned subsidiary of AeroVironment.

The purchase price represents a multiple of approximately 11x Arcturus UAV’s LTM 9/30/20 adjusted EBITDA, net of anticipated tax benefits. In connection with the acquisition, AeroVironment has received commitments for a $200 million Term Loan Facility and $100 million revolver (undrawn at close) with Bank of America, N.A. acting as Administrative Agent, and with BofA Securities, Inc., JPMorgan Chase Bank, N.A. and U.S. Bank National Association acting as arrangers. AeroVironment will fund approximately $155 million of the acquisition from cash on hand.

Conference Call and Presentation

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Wednesday, January 13, 2021, at 2:00 pm Pacific Time that will be webcast live. Wahid Nawabi, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Steven A. Gitlin, chief marketing officer and vice president of investor relations, will host the call.

Date: January 13, 2021
Time: 2:00 PM PT (3:00 PM MT, 4:00 PM CT, 5:00 PM ET)
Toll-free: (877) 561-2749
International: (678) 809-1029
Conference ID: 9291188

Investors with Internet access may listen to the live audio webcast via the Investor Relations section of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

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A supplementary investor presentation can be accessed at https://investor.avinc.com/events-and-presentations.

An audio replay of the event will be archived on the Investor Relations page of the company's website, at http://investor.avinc.com. The audio replay will also be available via telephone from Wednesday, January 13, 2021, at approximately 4:30 p.m. Pacific Time through Wednesday, January 20, 2021, at 4:30 p.m. Pacific Time. Dial (855) 859-2056 (U.S.) or (404) 537-3406 (international) and provide the conference ID 9291188.

Advisors

Jefferies LLC served as exclusive financial advisor and K&L Gates served as legal advisor to AeroVironment in connection with the transaction.

Evercore served as exclusive financial advisor and Hogan Lovells served as legal advisor to Arcturus UAV in connection with the transaction.

About AeroVironment, Inc.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can proceed with certainty. Celebrating 50 years of innovation, AeroVironment is a global leader in unmanned aircraft systems and tactical missile systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

About Arcturus UAV, Inc.

Arcturus UAV designs, manufactures, and configures complete unmanned aircraft systems, including fixed-wing VTOL aircraft, ground control systems, and launch systems and provides comprehensive integration of non-standard as well as user-specified avionics and payloads. Arcturus UAV also provides full-service flight operations to U.S. Military customers. For more information, visit www.arcturusuav.com.

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Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to successfully consummate the transactions contemplated by the agreements to purchase Arcturus UAV and Telerob on a timely basis, if at all, including the satisfaction of the closing conditions of such transactions; the risk that disruptions will occur from the transactions that will harm our business or any acquired business(es); any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees; the ability to timely and sufficiently integrate acquired operations into our ongoing business and compliance programs, including the expansion of international aspects; our ability to perform under existing contracts and obtain additional contracts; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Media:

Andrew Siegel or Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

+1 (212) 355-4449

AeroVironment Corporate Communications

+1 (805) 520-8350

pr@avinc.com

Investors:

AeroVironment, Inc.

Makayla Thomas

+1 (805) 520-8350

ir@avinc.com

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